Exhibit 99.1

BANCTRUST FINANCIAL GROUP ANNOUNCES

SECOND QUARTER 2006 EARNINGS INCREASE

Mobile, Alabama, July 21, 2006----BancTrust Financial Group, Inc. (Nasdaq: BTFG) announced today that it had income from continuing operations for the second quarter of 2006 of $3.893 million, an increase of 13.2% over the $3.439 million reported for the second quarter of 2005. Basic and diluted earnings per share from continuing operations were $0.35 in the second quarter of 2006 compared to basic and diluted earnings per share from continuing operations of $0.31 in the second quarter of 2005.

Net income from continuing operations in the first six months of 2006 was $7.620 million compared to $6.159 million in the first half of 2005, an increase of 23.7%. Basic and diluted earnings per share from continuing operations were $0.68 in the first six months of 2006 compared to basic and diluted earnings per share from continuing operations of $0.55 for the same period last year.

The net interest margin (tax equivalent) in the second quarter remained steady at 4.76%, and was only slightly lower than in 2005. The year-to-date net interest margin was 4.77% compared to 4.74% for the first six months last year. A provision for loan losses of $1.38 million was added to the allowance for loan losses in the first half of 2006. This compares to a $2.67 million provision in the first six months of 2005. At June 30, 2006, the ratio of the allowance for loan losses to total loans was 1.47% compared to 1.22% a year ago. During the first half of 2006, the ratio of loans charged-off (annualized) to average loans was 0.13%, compared to 0.06% for the same period last year. The ratio of nonperforming assets to total assets was 0.65% at June 30, 2006 compared to 0.31% at June 30, 2005.

Total assets at June 30, 2006 were $1.311 billion compared to $1.263 billion a year ago, excluding the $57.5 million of assets related to discontinued operations at June 30, 2005.

On July 13, 2006, the BancTrust Board of Directors declared a third quarter 2006 dividend of $0.13 per share, payable October 2, 2006 to shareholders of record as of September15, 2006.

Effective July 3, 2006, BancTrust Financial Group was included in the new NASDAQ Global Select Market. The NASDAQ Global Select Market has the highest initial listing standards of any exchange in the world, based on financial and liquidity requirements. Prior to the change, BancTrust was listed on the NASDAQ National Market.

BancTrust provides banking services through 21 offices in the southern half of Alabama and 8 offices throughout Northwest Florida. BancTrust is currently building 3 new offices that it plans to open in 2006. The new locations are in Mobile, Alabama, Port St. Joe, Florida and the western end of Panama City Beach, Florida. BancTrust recently opened a new operations center in downtown Mobile. In addition to banking services, BancTrust provides trust, investment, insurance, brokerage and financial planning services through its affiliates BancTrust Company and BancTrust Financial Services.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words like "expect," "may," "could," "intend," "project," "estimate," "anticipate," "should," "will," "plan," "believe," "continue," "predict," "contemplate" and similar expressions. Such forward-looking statements are based on information presently available to BancTrust's management and are subject to various risks and uncertainties, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval for any proposed acquisitions; costs or difficulties related to the integration of BancTrust's businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust's SEC reports and filings under "Cautionary Note Concerning Forward-Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

EARNINGS:
Interest revenue	$21,841	$17,709	$42,511	$33,369
Interest expense	8,478	4,835	15,822	8,800

Net interest revenue	13,363	12,874	26,689	24,569

Provision for loan losses	691	1,457	1,383	2,667
Non-interest revenue	2,729	2,747	5,455	5,127
Securities gains (losses), net	0	15	(44)	85
Intangible amortization	187	187	374	374
Other non-interest expense	9,384	8,977	18,978	17,710
Income from continuing operations before income taxes	5,830	5,015	11,365	9,030
Income tax expense	1,937	1,576	3,745	2,871
Income from continuing operations	3,893	3,439	7,620	6,159

Discontinued operations
Income from discontinued operations before income taxes	0	232	0	483
Gain on sale of discontinued operations before income taxes	0	0	0	0
Total income from discontinued operations before income taxes	0	232	0	483
Income tax expense	0	85	0	178
Income from discontinued operations	0	147	0	305

Net income	$3,893	$3,586	$7,620	$6,464

Earnings per share:
From continuing operations
Basic	$0.35	$0.31	$0.68	$0.55
Diluted	0.35	0.31	0.68	0.55

From discontinued operations
Basic	$0.00	$0.01	$0.00	$0.03
Diluted	0.00	0.01	0.00	0.03

Total
Basic	$0.35	$0.32	$0.68	$0.58
Diluted	0.35	0.32	0.68	0.58

Cash dividends declared
per share	$0.13	$0.13	$0.26	$0.26

Book value per share	$12.12	$11.37	$12.12	$11.37

Common shares outstanding	11,152	11,115	11,152	11,115
Basic average shares outstanding	11,152	11,097	11,144	11,077
Diluted average shares outstanding	11,294	11,178	11,276	11,172

STATEMENT OF CONDITION:	06/30/06	06/30/05
Cash and cash equivalents	$81,658	$59,873
Securities available for sale	124,606	132,223
Loans	1,004,666	983,340
Allowance for loan losses	(14,764)	(11,984)
Intangible assets	45,380	46,136
Other assets	69,852	53,467
Assets related to discontinued operations	0	57,487
Total assets	$1,311,398	$1,320,542

Deposits	$1,053,381	$1,022,218
Short term borrowings	15,264	20,672
FHLB borrowings and long term debt	97,833	93,500
Other liabilities	9,771	9,075
Liabilities related to discontinued operations	0	48,653
Shareholders' equity	135,149	126,424
Total liabilities and shareholders' equity	$1,311,398	$1,320,542

	Quarter Ended		Year-to-Date
	06/30/06	06/30/05	06/30/06	06/30/05
AVERAGE BALANCES:
Total assets	$1,286,187	$1,284,780	$1,287,067	$1,254,024
Earning assets	1,141,587	1,085,835	1,144,588	1,060,443
Loans	993,123	948,013	989,826	915,843
Deposits	1,031,559	989,417	1,029,039	975,974
Shareholders' equity	135,069	125,598	134,160	124,671

PERFORMANCE RATIOS: YTD

Return on average assets	1.21%	1.12%	1.19%	1.04%
Return on average equity	11.56%	11.45%	11.45%	10.46%
Net interest margin (tax equivalent)	4.76%	4.79%	4.77%	4.74%
Efficiency ratio	58.73%	57.56%	59.52%	59.79%

ASSET QUALITY RATIOS:

Ratio of nonperforming assets to total assets			0.65%	0.31%
Ratio of allowance for loan losses to total loans, net of unearned income			1.47%	1.22%
Net loans charged-off to average loans (annualized)			0.13%	0.06%
Ratio of ending allowance to total non-performing loans			178.89%	323.54%

CAPITAL RATIOS:

Average shareholders' equity to
average total assets			10.42%	9.94%
Dividend payout ratio			38.24%	44.83%

For additional information contact: F. Michael Johnson (251) 431-7813.